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                              SALOMON SMITH BARNEY
                            SEVEN WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048

                             OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                         QUICKTURN DESIGN SYSTEMS, INC.

                                       AT

                             $12.125 NET PER SHARE

                                       BY

                                   MGZ CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                          MENTOR GRAPHICS CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON WEDNESDAY, SEPTEMBER 9, 1998 UNLESS THE OFFER IS EXTENDED.

                                                                 August 12, 1998

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

    We have been appointed by MGZ Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Mentor Graphics Corporation, an Oregon corporation ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to purchase all outstanding shares of common stock, par value $.001 per share (the "Shares"), of Quickturn Design Systems, Inc., a Delaware corporation (the "Company"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement between the Company and The First National Bank of Boston, dated January 10, 1996 (the "Rights"), at a purchase price of $12.125 per Share (and associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 12, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended and supplemented from time to time, constitute the "Offer") enclosed herewith.

    UNLESS THE RIGHTS CONDITION (AS DEFINED IN THE OFFER TO PURCHASE) IS SATISFIED, STOCKHOLDERS WILL BE REQUIRED TO TENDER ONE RIGHT FOR EACH SHARE TENDERED IN ORDER TO EFFECT A VALID TENDER OF SHARES IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION 3 OF THE OFFER TO PURCHASE. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS.

    The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares owned by Parent and its subsidiaries, including Purchaser, would represent a majority of the outstanding Shares on a fully diluted basis on the date of purchase, (ii) the Rights having been redeemed by the Board of Directors of the Company, or Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (as defined in the Offer to Purchase), (iii) Purchaser being satisfied, in its sole discretion, that, after consummation of the Offer, the provisions of Section 203 of the Delaware General Corporation Law would not prohibit for any period of time, or impose any voting requirement in excess of majority stockholder approval with respect to, the Proposed Merger or other business combination with Purchaser or any affiliate of Purchaser and (iv) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also subject to other terms and conditions. This Offer is not conditioned on Purchaser obtaining financing.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.
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    Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

        1.  The Offer to Purchase, dated August 12, 1998.

        2. The Letter of Transmittal to tender Shares and Rights for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares (and associated Rights).

        3. The Notice of Guaranteed Delivery to be used to tender Shares and Rights pursuant to the Offer if none of the procedures for tendering Shares and Rights set forth in the Offer to Purchase can be completed on a timely basis.

        4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares (and associated Rights) registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

        5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

        6. A return envelope addressed to IBJ Schroder Bank & Trust Company, as Depositary (the "Depositary").

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 9, 1998 UNLESS THE OFFER IS EXTENDED.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for payment and pay for all Shares which are validly tendered and not properly withdrawn on or prior to the Expiration Date (as defined in the Offer to Purchase). In order to take advantage of the Offer,
(i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message, and any other required documents should be sent to the Depositary and (ii) certificates representing the tendered Shares (the "Share Certificates") and, if the Rights are at such time separately traded, certificates (the "Rights Certificates") representing that number of Rights equal to the number of Shares being tendered, or a timely Book-Entry Confirmation should be delivered to the Depositary in accordance with the instructions set forth in the Offer to Purchase and the Letter of Transmittal.

    Holders of Shares whose Share Certificates (and/or, if applicable, Rights Certificates) are not immediately available or who cannot deliver their Share Certificates (and/or, if applicable, Rights Certificates) and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date must tender their Shares and/or Rights according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager and the Information Agent as described in the Offer to Purchase) for soliciting tenders of Shares and Rights pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares and Rights to it, except as otherwise provided in Instruction 6 to the Letter of Transmittal.

    Any inquiries you may have with respect to the Offer should be addressed to Salomon Smith Barney or MacKenzie Partners, Inc. (the "Information Agent"), at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

    Requests for additional copies of the enclosed materials may be directed to the Information Agent at the address and telephone number set forth on the back cover page of the Offer to Purchase.

                                            Very truly yours,

                                            Salomon Smith Barney

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF PURCHASER, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.